UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 18, 2012

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11512	04-2857552
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

25 Drydock Avenue, Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modifications to Rights of Security Holders.

The disclosure set forth under Item 5.03 below is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 18, 2012, Satcon Technology Corporation (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to its Certificate of Incorporation, as amended to date, with the Secretary of State of the State of Delaware to effect a 1-for-8 reverse stock split (the “Reverse Split”) of the Company’s outstanding common stock, par value $0.01 per share (the “Common Stock”), and proportionately reduced the number of authorized shares of Common Stock to 37,500,000.  The Company’s Board of Directors authorized the Reverse Split in accordance with stockholder approval granted at the Annual Meeting of Stockholders held on June 20, 2012.  Pursuant to the filing of the Certificate of Amendment, the Reverse Split became effective at 12:01 a.m., Eastern Time, on July 19, 2012 (the “Effective Time”).

At the Effective Time, each eight shares of Common Stock issued and outstanding immediately prior to the Effective Time were automatically combined into one validly issued, fully paid and non-assessable share of Common Stock without any further action by the Company or the holders thereof.  No cash or fractional shares will be issued in connection with the Reverse Split, and instead the Company will round up to the next whole share in lieu of issuing factional shares that would have been issued in the Reverse Split.  The Reverse Split reduced the number of outstanding shares of Common Stock from approximately 144.2 million to approximately 18.0 million.

American Stock Transfer & Trust Company, LLC is the exchange agent for the Reverse Split.  Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares.  Stockholders who hold stock certificates will receive instructions from the transfer agent regarding the process for exchanging their shares shortly after the Effective Time.

Item 8.01 Other Events.

For the 20 trading days immediately following the Reverse Split, the Common Stock will trade on The NASDAQ Capital Market under the trading symbol “SATCD” as an interim symbol to denote the effectiveness of the Reverse Split.  After this 20 trading day period, the Common Stock will resume trading under the symbol “SATC.”  In addition, the split-adjusted common stock will trade under a new CUSIP number, 803893 403.

On July 19, 2012, the Company issued a press release announcing the Reverse Split.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit
No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on July 18, 2012.

99.1	Press Release dated July 19, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: July 19, 2012	By:	/s/ Aaron M. Gomolak
Aaron M. Gomolak
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on July 18, 2012.

99.1	Press Release dated July 19, 2012.